Exhibit 10.16

CONSULTANCY SERVICES AGREEMENT

This Consultancy Services Agreement (“the Agreement”) is made on 30th June, 2011 by and between Modularis (“MOD”), a company organized under the laws of the Dominican Republic (DR) and JBP S.R.L (“JBP”) a company organized under the laws of the Dominican Republic.

Collectively known as the Parties to this Agreement.

WHEREAS JBP desires to engage MOD to provide Planning Services for ParkVida in Dominican Republic including all deliverables in Schedule C, at a fixed price and delivery schedule.

AND WHEREAS MOD desires to provide such services to JBP.

NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.         INTERPRETATION

1.1       Definitions – In this Agreement, unless the context otherwise requires:

a)    “Consultancy Services” means the services in connection with the Planning Services & knowhow (“the know-how”) to be developed by MOD pursuant to this Agreement.

b)    “Project Cost” means all of the costs and expenses for supplying the Consultancy Services.

c)    “Project Schedule” means the work schedule required for completion of the Consultancy Services.

d)    “Site” means the ParkVida site located at Loma Prieta, Near Santiago, Dominican Republic.

e)    “Scope of Work” means all categories of Consultancy Services required under this Agreement.

f)    “Request for Information” (RFI) means information to be provided by JBP to MOD in order that MOD may proceed with the supply of the Consultancy Services.

1.2       Governing Law – This Agreement shall be governed and construed in accordance with the laws of the Dominican Republic.

1.3       Headings – The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.4       Severability – If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or in part, this Agreement shall continue to be valid as to the other provisions hereof and the remainder of the affected provision.

Modularis Planning Service

1.5       Schedules – The following Schedules form a part of this Agreement:

Schedule “A” Request for Information

Schedule “B” Project Schedule

Schedule “C” Scope of Work

Schedule “D” Consultancy Fees

2.         SCOPE OF WORK

2.1       JBP appoints MOD to undertake the Consultancy Services for the ParkVida site in accordance with the Project Schedule, for use at the Site and for the Consultancy Fees.

3.         PRICE

3.1       Consultancy Fees - The Consultancy Fee is US$55,836 and MOD will undertake for a fixed price the Consultancy Services as defined in and in accordance with this Agreement.

4.         PAYMENT

4.1       Net Funds – JBP shall be responsible for all costs incurred for the transfer of funds including levies and fees, which may be charged on said transactions.

4.2       Method of Payment – Payments due by JBP to MOD hereunder shall be made by electronic wire transfer to such bank account of MOD as they may provide from time to time.

4.3       Terms & Conditions of Payment – Payments due by JBP to MOD shall be as defined in this Agreement.

5.         TERMINATION

5.1       Termination – Either party shall have the right to terminate this Agreement if the other party should breach any term or condition of this Agreement or fail to perform any of its obligations hereunder, and such breach or failure is not rectified within 30 days after notice thereof in writing from the first mentioned party to the other. Any costs and/or expenses incurred up to and including the date of termination will be payable by JBP to MOD.

Modularis Planning Service

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written.

JBP S.R.L c/o Bufete Mejia-Ricart & Associates Av. Bolivar #74 Gazcue, Santo Domingo, Dominican Republic 10205 Tel: +809 476 7474 Fax: +809 476 7501	Modularis Av. Lope de Vega No.22 Edificio Ratava 1er Nivel, Suite 202 Santo Domingo Republica Dominica Codigo Postal 10514 Tel: +1 809 567 5437
By: /s/ Jay Blackmore	By: /s/ Jose Aris
Name: Jay Blackmore	Name: Jose Aris
Title: President	Title: President
Witnessed by:	Witnessed by:
Name:	Name:
Title:	Title:

Modularis Planning Service

SCHEDULE “A”

REQUEST FOR INFORMATION

If MOD or the Dominican Government require any further information in order to achieve the EIS license, JBP hereby agrees to work closely with MOD to furnish the information in a timely manner.

Modularis Planning Service

SCHEDULE “B”

PROJECT SCHEDULE

MOD will commence the Planning Services on signature of this Agreement and will complete Part 1 of Schedule C in 45 to 60 days and will complete the full planning process in 180 to 365 days from signature of this Agreement.

Modularis Planning Service

SCHEDULE “C”

SCOPE OF WORK

Throughout this process MOD will be project manage the entire process and will be available for all meetings required by the client, consultant or government in relation to these planning services.

1. Preparation of initial documentation

MOD will fill out all the preliminary application forms and paperwork for the planning application including the collection of the following documents ready for submittal:-

-          Project analysis signed by MOD (MOD will become the project representative)

-          Master plan for the project along with all schematic design for the project

-          Map showing location of the project

-          Letter requesting the environmental permit

-          Copy of the title of the property

-          MOD corporate profile and company papers

-          No Objection Certificate (NOC) from City Hall to use the land for the project

-          NOC from City Hall for land use change from agriculture to commercial/resort

-          Copy of the catastral blueprint sign by the Minister director

-          Provide a transportation plan and road study

2. Submittal of initial documentation

Submittal of all the documentation to the authorities to request for the planning permission for the project including:-

-          Document deposit

-          Assistance with document inspection

-          Meetings to discuss any questions/queries

-          Provide as much additional information that is required

-          Pay project registration fees

-          Apply for the reference terms in the Natural Resource Ministry

3. EIS study

MOD will instruct the third party EIS study company to commence the EIS study for the project. This is a mandatory study that must be developed based on the reference terms for the type of study needed to achieve the permit. The full environmental study must use a multidisciplinary team to conduct the study to include the following specialists (all included as part of the third party EIS fee):-

-          Geographer

-          Sanitary engineer

-          Master in sociology

-          Industrial engineer

-          Doctor of Biochemistry

-          Environmental engineer

-          Hydrologist

On completion of the EIS study, present the EIS study to the authorities as final submittal prior to receiving planning permissions for the project.

Modularis Planning Service

Part 2

This section is to be on stand-by to answer any requests for information (RFI) regarding the planning submittal and attend any meetings requested by the authorities in relation to the EIS submittal. On completion of the EIS planning submittal, MOD, on behalf of the project, will collect all licenses on behalf of the project and deliver them to JBP.

Modularis Planning Service

SCHEDULE “D”

CONSULTANCY FEES

The consultancy fees for the Consultancy Services will include all deliverables as set out in Schedule C of this Agreement.

A lump sum fee will be US$55,836, this is further broken down to be a payment of US$15,700 as a fee to MOD for their services relating to this Agreement and a fee of US$40,136 as a payment to a third party company to conduct the Environmental Impact Study (EIS) and pay all governmental fees for the 158-01 and the planning application:

PAYMENT TERMS FOR MOD FEES

On signature of this Agreement                                                                                   US$7,850.00

On completion of Part 1                                                                                              US$5,495.00

On receipt of planning permission or any final resolution from the government         US$2,355.00

PAYMENT TERMS FOR EIS

On commencement of the EIS Study                                                               US$24,081.60

On completion of the EIS Study                                                                                  US$12,040.80

30 days after submittal to government                                                             US$4,013.60

It must be noted at this stage that should MOD choose to use any third parties for the performance of this Agreement, MOD will be held fully responsible for such third party performance.

EXPENSES

In addition to the consultancy fees highlighted above, MOD also have a “not to exceed” expense account of US$4,000 for travel and subsistence for the provision of these services in relation to this Agreement. Claims against the expense account are to be presented with receipts and once approved will be paid in arrears.

GOVERNMENT TAXES

JBP will pay the final tax payment to the government that will release the Environmental License; JBP will pay that directly to the government along with any other taxes relating to the submittal of this planning.

PAYMENT TERMS

All payments are required to be made in strict accordance with the Payment Schedule as detailed herein and will be due and payable within 30 days from the invoice presented by MOD.

All fees and costs quoted are in US Dollars.

Modularis Planning Service